UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35377 (Commission File Number)	20-1647837 (IRS Employer Identification No.)

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On September 30, 2015, in connection with the Merger (as defined below), Crestwood Midstream Partners LP, a Delaware limited partnership (“Midstream”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Midstream, as borrower, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent (“Wells Fargo”), and certain other agents party thereto. The Credit Agreement provides for a five year $1.5 billion revolving credit facility (the “Revolving Credit Facility”) for general corporate purposes, including, without limitation, the refinancing of indebtedness and other amounts owed under Midstream’s prior credit facility, the payment of fees and expenses relating to the Merger, distributions to Crestwood Equity Partners LP, a Delaware limited partnership (“CEQP”), in connection with the Merger to repay certain indebtedness of CEQP, and funding of acquisitions and investments. The Revolving Credit Facility has an accordion feature that will allow Midstream to increase the available borrowings under the facility by up to $350 million, subject to the lenders agreeing to satisfy the increased commitment amounts under the Revolving Credit Facility and the satisfaction of certain other conditions. In addition, the Revolving Credit Facility includes a sub-limit of up to $25 million for same-day swing line advances and a sub-limit up to $350 million for letters of credit.

The Credit Agreement contains customary covenants and restrictive provisions, including maintenance of (i) a consolidated total leverage ratio of not more than 5.50 to 1.00, (ii) an interest coverage ratio of not less than 2.50 to 1.00 and (iii) a senior secured leverage ratio of not more than 3.75 to 1.00.

Borrowings under the Revolving Credit Facility are generally secured by substantially all the assets of Midstream and its subsidiary guarantors, and loans thereunder (other than swing line loans) bear interest at Midstream’s option at either:

•                  the Alternate Base Rate, which is defined as the highest of (i) the federal funds rate plus 0.50% per annum; (ii) Wells Fargo’s prime rate; or (iii) the Eurodollar Rate adjusted for certain reserve requirements plus 1% per annum; plus a margin varying from 0.75% to 1.75% per annum depending on Midstream’s most recent consolidated total leverage ratio; or

•                  the Eurodollar Rate adjusted for certain reserve requirements plus a margin varying from 1.75% to 2.75% per annum depending on Midstream’s most recent consolidated total leverage ratio.

Swing line loans bear interest at the Alternate Base Rate as described above.  The unused portion of the Revolving Credit Facility is subject to a commitment fee ranging from 0.30% to 0.50% per annum according to Midstream’s most recent consolidated total leverage ratio. Interest on Alternate Base Rate loans is payable quarterly, or if the adjusted Eurodollar Rate applies, at certain intervals as selected by Midstream.

The Credit Agreement also provides for certain representations, warranties and affirmative covenants and negative covenants customary for transactions of this type.

The Credit Agreement provides that all obligations thereunder will, subject to certain terms and exceptions, be jointly and severally guaranteed by Midstream’s subsidiary guarantors described therein and by CEQP under an unsecured parent guaranty.

The Credit Agreement provides that all obligations thereunder and the guarantees (other than CEQP’s guaranty) will be secured by a lien on all assets and a pledge of all of the capital stock of Midstream’s material domestic restricted subsidiaries subject to certain terms and exceptions.

The foregoing description of the Credit Agreement and the Revolving Credit Facility is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2015, Midstream and CEQP jointly announced the completion of CEQP’s acquisition of Midstream.  Pursuant to an Agreement and Plan of Merger, dated as of May 5, 2015 (the “Merger Agreement”), by and among Midstream, Crestwood Midstream GP LLC, a Delaware limited liability company and the general partner of Midstream (“Midstream GP”), CEQP, Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of CEQP, CEQP ST SUB LLC, a Delaware limited liability company and a wholly owned subsidiary of CEQP (“MergerCo”), MGP GP, LLC, a Delaware limited liability company and wholly owned subsidiary of CEQP (“MGP GP”), Crestwood Midstream Holdings LP, a Delaware limited partnership (“Midstream Holdings”), and Crestwood Gas Services GP LLC, a Delaware limited liability company and wholly-owned subsidiary of Midstream GP (“CGS GP”), MergerCo, MGP GP and Midstream Holdings agreed to merge with and into Midstream with Midstream surviving the merger (the “Merger”).  CEQP completed the Merger following the approval of the Merger Agreement and the Merger by a majority of Midstream common unitholders and preferred unitholders (voting on an “as if converted” basis) entitled to vote and voting together as a single class on September 30, 2015.

At the effective time of the Merger (the “Effective Time”), Midstream merged with MergerCo, MGP GP and Midstream Holdings, with Midstream surviving the merger as an indirect wholly owned subsidiary of CEQP.  Following the Merger and the related transactions provided for in the Merger Agreement, Midstream GP is a wholly owned subsidiary of CEQP and continues to be the sole general partner of Midstream, and CEQP and CGS GP own a 99.9% limited partner interest and a 0.1% limited partner interest, respectively, in Midstream.  As a result of the Merger and pursuant to the Merger Agreement, each issued and outstanding common unit representing limited partner interests in Midstream (collectively, the “Midstream Common Units”), except for any Midstream Common Units owned by CEQP, CGS GP or their respective subsidiaries, was cancelled and converted into the right to receive 2.7500 common units representing limited partner interests in CEQP (the “CEQP Common Units”) and each issued and outstanding preferred unit representing limited partner interests in Midstream (the “Midstream Preferred Units”), except for any Midstream Preferred Units owned by CEQP or its subsidiaries, was cancelled and converted into the right to receive 2.7500 preferred units representing limited partner interests in CEQP (the “CEQP Preferred Units”). The Midstream Common Units owned by CEQP, CGS GP and their respective subsidiaries were canceled upon completion of the Merger.  No fractional CEQP Common Units or fractional CEQP Preferred Units will be issued in connection with the Merger, and holders of Midstream Common Units and Midstream Preferred Units will instead receive cash in lieu of fractional units, if any.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 to CEQP’s Form 8-K filed May 6, 2015, and incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Following the completion of the Merger, Midstream (i) notified the New York Stock Exchange (the “NYSE”) on September 30, 2015 that the Merger was effected and that all outstanding Midstream Common Units (except for any Midstream Common Units owned by CEQP, CGS GP or their respective subsidiaries) were cancelled and converted into the right to receive 2.7500 CEQP Common Units, and (ii) requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to Midstream Common Units. The trading of Midstream Common Units on the NYSE will be suspended from trading before the opening of the market on October 1, 2015.

Item 3.03 Material Modification to Rights of Security Holders.

The information included under Item 2.01and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Agreement of Limited Partnership of Midstream

Following the closing of the Merger, on September 30, 2015, Midstream GP, CEQP and CGS GP entered into the Second Amended and Restated Agreement of Limited Partnership of Midstream (the “Second Amended LP Agreement”) reflecting, among other things, the cancellation of incentive distribution rights of Midstream and the admission of CEQP and CGS GP as the sole limited partners of Midstream.

The description of the Second Amended LP Agreement in this Item 5.03 is qualified in its entirety by reference to the full text of the Second Amended LP Agreement, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Unitholders (the “Special Meeting”) of Midstream held on September 30, 2015, Midstream unitholders approved the Merger Agreement and the Merger. The vote tabulation is set forth below:

For	Against	Abstain	Broker Non-Votes
133,563,357	15,291,871	105,105	98,832,190

In connection with the Special Meeting, Midstream also solicited proxies with respect to a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes to approve the Merger Agreement.  The proposal, which was unnecessary in light of the approval of the adoption of the Merger Agreement and the Merger by Midstream unitholders as indicated above, was not submitted to Midstream unitholders for approval at the Special Meeting.

Item 7.01  Regulation FD Disclosure.

On September 30, 2015, Midstream and CEQP issued a joint press release with CEQP announcing the approval by Midstream unitholders of the Merger Agreement and the Merger and the subsequent completion of the Merger.

A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, unless Midstream specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(b)                                 Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(d)                                 Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of May 5, 2015, by and among Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST SUB LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, Crestwood Midstream Partners LP, Crestwood Midstream GP LLC and Crestwood Gas Services GP LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed May 6, 2015).

3.1#	Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP, dated as of September 30, 2015.
10.1#

Amended and Restated Credit Agreement, dated as of September 30, 2015, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

99.1#	Joint Press Release dated September 30, 2015.

# Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Midstream GP LLC,
its General Partner

Date: September 30, 2015	By:	/s/ Robert T. Halpin
		Name:	Robert T. Halpin
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of May 5, 2015, by and among Crestwood Equity Partners L.P., Crestwood Equity GP LLC, CEQP ST SUB LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, Crestwood Midstream Partners LP, Crestwood Midstream GP LLC and Crestwood Gas Services GP LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed May 6, 2015).

3.1#	Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP, dated as of September 30, 2015.
10.1#

Amended and Restated Credit Agreement, dated as of September 30, 2015, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

99.1#	Joint Press Release dated September 30, 2015.

# Filed herewith